DE MARTINO FINKELSTEIN ROSEN & VIRGA
           A PARTNERSHIP CONSISTING OF PROFESSIONAL CORPORATIONS
                      1818 N STREET, N.W., SUITE 400
                       WASHINGTON, D.C.  20036-2492
                                    ___
           TELEPHONE (202) 659-0494 * TELECOPIER (202) 659-1290
                   E-MAIL ADDRESS: BUSLAW@MAIL.DFRV.COM


PAULA A. ARGENTO                            NEW YORK OFFICE
NEIL R.E. CARR                              _____
RALPH V. DE MARTINO                         90 BROAD STREET, SUITE 1700
STEVEN R. FINKELSTEIN*                      NEW YORK, NEW YORK 10004-2205
CAROLINE GEORGE                             TELEPHONE (212) 363-2500
B. HENRY PEREZ                              TELECOPIER (212) 363-2723
KEITH H. PETERSON*
JEFFREY S. ROSEN
GERARD A. VIRGA*
*NOT ADMITTED TO DISTRICT OF COLUMBIA BAR

                              October 13, 1999

Board of Directors
I-Link Incorporated
13751 S. Wadsworth Park Drive, Suite 200
Draper, Utah 84020

     Re:       Registration Statement on Form S-8/S-3

Gentlemen:

We have acted as counsel to I-Link Incorporated, a Florida corporation
(the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8/S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to stock options (the "Options") to purchase up to 8,032,333 shares of Common Stock, $.007 par value (the "Common Stock") and relating to a maximum of 8,032,333 shares of Common Stock issuable upon exercise of Options granted or to be granted by the Company pursuant to various written compensation contracts (each a "Plan" and collectively referred to as the "Plans").

We have examined the Plans, the Articles of Incorporation, as amended, and the By-Laws of the Company, the minutes of the various meetings and consents of the Company's Board of Directors, originals or copies of such
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Board of Directors
I-Link Incorporated
October 8, 1999
Page 2


records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

Based upon the foregoing, we are of the opinion that the Options to purchase up to 8,032,333 shares of Common Stock which are the subject of the Registration Statement have been duly authorized and when issued in accordance with the respective Plans, will be enforceable in accordance with their terms; the 8,032,333 shares of Common Stock which are the subject of the Registration Statement have been duly authorized and when issued and paid for in accordance with the terms of the Options and the Plans under which the Options are issued will be duly authorized, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name appearing in said Registration Statement and amendments thereto.

                           Very truly yours,

                           DE MARTINO FINKELSTEIN ROSEN & VIRGA


                           /s/ Ralph V. De Martino
                           Ralph V. De Martino, a Principal











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